Exhibit 23.1

                       LAWRENCE SCHARFMAN & CO., CPA P.A.
                               7104 Corning Circle
                             Boynton Beach, FL 33437
                                 (561) 733-0296
                               FAX (561) 740-0613


February 16, 2009

To Whom It May Concern:

The firm of Lawrence Scharfman, Certified Public Accountant, consents to the inclusion of the Financial Statements of Sienna Resources , Inc. as of March 31, 2007 in the Form S-1A (Amendment No. 1).

We also consent to the reference to our firm under the heading "Experts" in the Prospectus which is part of this Registration Statement.

Very Truly Yours,


/s/ Lawrence Scharfman
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Lawrence Scharfman, CPA